Exhibit 23


         G. BRAD BECKSTEAD
         Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                             702.257.1984
                                                             702.362.0540 (fax)
November 12, 2002

To Whom It May Concern:

I have issued my report dated May 13, 2002 accompanying the financial statements of Nuclear solutions, Inc. (formerly Stock Watch Man, Inc.) on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of Nuclear Solutions, Inc. (formerly Stock Watch Man, Inc.) on Form S-8.

Signed,

/s/ G. Brad Beckstead
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G. Brad Beckstead